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                                  Exhibit 10.2

                            TECUMSEH PRODUCTS COMPANY
                      LONG-TERM INCENTIVE EQUITY AWARD PLAN

                                 AWARD AGREEMENT
                               (RESTRICTED STOCK)

     Agreement made effective ____________, 20__ (the "Grant Date") between Tecumseh Products Company, a Michigan corporation (the "Company"), and ________________________ (the "Employee").

     This Agreement confirms the grant of Restricted Stock pursuant to and subject to all the terms and conditions of the Tecumseh Products Company Long-Term Incentive Equity Award Plan, as amended and restated on August 7, 2007 and as it may be further amended or restated in the future in accordance with its terms (the "Plan"). In this Agreement capitalized terms that are used without separate definition have the meanings given to them in the Plan.

     The Restricted Stock granted and its vesting date are as follows:

          Restricted Stock: _________ shares of Class A Common Stock

          Vesting Date: _________, 20__ [third anniversary of Grant Date]

     The Restricted Stock granted under this Award Agreement will vest on the Vesting Date unless a Termination of Employment occurs before the Vesting Date. The Employee's rights in unvested Restricted Stock will lapse, and the Restricted Stock will be forfeited and surrendered to the Company without consideration, upon the Employee's Termination of Employment before the Vesting Date unless otherwise expressly provided in an Employment Contract, in which event the terms of the Employment Contract will be given effect.

     Until the Restricted Stock vests or is forfeited:

          1. The Restricted Stock cannot be sold, transferred, pledged, or hypothecated in any manner, and any attempt to do so will be of no force or effect.

          2. The Employee will be entitled to exercise all voting rights with respect to the Restricted Stock, if any, and will be entitled to receive (free of any restrictions) regular quarterly cash dividends, if any, paid on the Restricted Stock, but any other dividends or distributions with respect to the Restricted Stock will be subject to the same restrictions as the Restricted Stock itself, including forfeiture if the Restricted Stock itself is forfeited.

     The Employee's signature below indicates the Employee's acknowledgement that the Employee has received and read a copy of the Plan. The terms and provisions of the Plan. In the event of a conflict between any term or provision contained in this Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

TECUMSEH PRODUCTS COMPANY               EMPLOYEE:


By:
    ---------------------------------   ----------------------------------------
[Name]                                  [Name]
[Title]